Exhibit 10.3

CONFIDENTIAL

MACH NATURAL RESOURCES LP

[Date]

Re: Participation Agreement – Mach Natural Resources LP Executive Change in Control and Severance Plan

Dear [__]:

We are pleased to inform you that you have been designated as eligible to participate in the Mach Natural Resources LP Executive Change in Control and Severance Plan (as it may be amended from time to time, the “Plan”), as a Tier [1] // [2] Executive. Your participation in the Plan is subject to the terms and conditions of the Plan and your execution and delivery of this agreement, which constitutes a Participation Agreement (as defined in the Plan). A copy of the Plan is attached hereto as Annex A and is incorporated herein and deemed to be part of this Participation Agreement for all purposes. Unless otherwise defined herein, capitalized terms used in this Participation Agreement shall have the meanings set forth in the Plan.

In signing below, you expressly agree to be bound by, and promise to abide by, the terms of Sections 7, 8, 9 and 10 of the Plan, which create certain restrictions with respect to confidentiality, employee and contractor non-solicitation, ownership of intellectual property (subject to any Prior Inventions listed on Annex B attached hereto), non-disparagement and cooperation. You agree that the covenants within Sections 7, 8, 9 and 10 of the Plan are reasonable in all respects.

You acknowledge and agree that the Plan and this Participation Agreement supersede all prior severance policies, plans, agreements and arrangements of the Partnership or any other member of the Partnership Group (and supersedes all prior oral or written communications by the Partnership or any of other member of the Partnership Group with respect to severance payments or benefits), and all such prior policies, plans, arrangements and communications are hereby null and void and of no further force or effect, solely with respect to your severance entitlements set forth therein. Notwithstanding the foregoing or anything to the contrary, the provisions of the Plan are in addition to and complement (and do not replace or supersede) any other written agreement(s) or parts thereof between you and any member of the Partnership Group that create restrictions on you with respect to confidentiality, non-disclosure, assignment of inventions, employee and contractor non-solicitation or non-disparagement.

You further acknowledge and agree that (i) you have fully read, understand and voluntarily enter into this Participation Agreement and (ii) you have had a sufficient opportunity to consult with your personal tax, financial planning advisor and attorney about the tax, financial and legal consequences of your participation in the Plan before signing this Participation Agreement.

This Participation Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which, taken together, shall constitute one and the same instrument.

Please execute this Participation Agreement in the space provided below and send a fully executed copy to [__] no later than [__].

[Remainder of Page Intentionally Blank]

Sincerely,

MACH NATURAL RESOURCES LP

By:
Name:
Title:

AGREED AND ACCEPTED

this _________ day of __________ , 20 ______ by:

________________________________________

[Name]

ANNEX A

MACH NATURAL RESOURCES LP

EXECUTIVE CHANGE IN CONTROL AND SEVERANCE PLAN

[See attached]

ANNEX B

PRIOR INVENTIONS

1. The following is a complete list of all Prior Inventions relevant to the subject matter of the Eligible Executive’s employment by the Partnership or other member of the Partnership Group that have been made or conceived or first reduced to practice by the Eligible Executive alone or jointly with others prior to the Eligible Executive’s Employment Period:

Check appropriate space(s):

☐	None.

☐	See below:

☐	Due to confidentiality agreements with a prior employer, the Eligible Executive cannot disclose certain Prior Inventions that would otherwise be included on the above-described list.

☐	Additional sheets attached.

2. The Eligible Executive proposes to bring to the Eligible Executive’s employment the following devices, materials, and documents of a former employer or other person to whom the Eligible Executive has an obligation of confidentiality that is not generally available to the public, which materials and documents may be used in the Eligible Executive’s employment pursuant to the express written authorization of the Eligible Executive’s former employer or such other person (a copy of which is attached to this Agreement):

Check appropriate space(s):

☐	None.

☐	See below.

☐	Additional sheets attached.